Exhibit 3.1
                         ARTICLES OF INCORPORATION
                                    OF
                           SANDERSON FARMS, INC.
                         [Filed October 31, 1978]

     We, the undersigned natural persons of the age of twenty-one years or more, acting as incorporators of a corporation under the Mississippi Business Corporation Act, adopt the following Articles of Incorporation for such corporation:
     FIRST:    The name of the corporation is SANDERSON FARMS, INC.
     SECOND:   The period of its duration is 99 years.
     THIRD:    The specific purpose or purposes for which the
corporation is organized stated in general terms are:
1. To purchase, own, and hold the stock of other corporations, and to do every act and thing attendant to the ownership of such stock and to direct the operations of other corporations through the ownership of the stock therein;

2. To serve in an advisory, managerial, and consultative capacity to corporations, associations, partnerships, individuals, and others, and to establish and maintain departments and laboratories, if necessary, for industrial, financial, statistical, inventory, and other research work, and to engage generally in the business of providing, promoting, and establishing systems, methods, and controls for industrial and managerial efficiency and operations.

3. To investigate systems, methods, and controls of manufacturing, plant operations, packing, storing, shipping, marketing, inventories, accounting, and other operations integral to any and all types of businesses and to make recommendations, revise, adapt, modernize, and establish economies to effect industrial and managerial efficiency and in connection therewith to take over the entire operation and business of any type of industry or other forms of endeavor and to do all such things and to perform all such services as may be necessary to carry out the foregoing purposes.

4. To devise, develop, create, inaugurate, and contract for the establishment, installation, and sale and rental of systems, methods, and controls for efficient operation and management of industrial manufacturing, mercantile, commercial, agricultural, or other business concerns, firms, partnerships, associations, and corporations and to provide, make available, and furnish maintenance and supervision and to train and instruct individuals in the operation, installation, and maintenance of such systems, methods and controls.

5. To provide computer services to corporations, associations, partnerships, individuals, and others and to establish programs necessary for the proper operation and functioning of such services.

6. So far as authorized by the law under which this certificate is drawn: to examine and inspect the books and accounts of others, to devise and install financial, checking, correspondence, filing, and other office and business systems; to take inventories; to make appraisals; to compile statistics as an aid to the officers of the corporations and other persons in the making of reports and statements; to do all such things and perform or supply all such services as are commonly done, performed, or supplied by business management experts; and to warrant the accuracy of the work done or services performed by it.

7. To do all the things necessary, convenient or desirable for the accomplishment of any of the purposes or the attainment of any of the objectives herein set forth and to do all things incidental thereto which are not prohibited by law.

     It is the intention that the objects and purposes specified in the foregoing clauses of this Article Third shall also be construed as powers and that the forgoing enumeration of specific objects, purposes, and powers, shall not be held to limit or restrict in any manner the powers of the corporation but shall be in furtherance of and in addition to, and not in limitation of, the general powers conferred by the laws of the State of Mississippi under the Mississippi Business Corporation Act.
     It is also the intention that except as otherwise expressed herein the objects, purposes, and powers specified in any of the foregoing clauses shall not in anywise be limited or restricted by reference to or inference from the terms of any other clause of this certificate, and that the objects, purposes, and powers specified in each of the clauses of this Article Third shall be regarded as independent objects, purposes, and powers.
     FOURTH:   The aggregate number of shares which the corporation
shall have authority to issue is Three Million (3,000,000) of the par value of One Dollar ($1.00) each.
     FIFTH:    The corporation will not commence business until
consideration of the value of at least $1,000 has been received for the issuance of shares.
     SIXTH:    The post office address of its initial registered
office is 208 Beacon Street, Laurel, Mississippi, 39440, and the name of its initial registered agent at such address is JOE FRANK SANDERSON.
     SEVENTH:  The number of directors constituting the initial board of directors of the corporation, which must be not less than three (3), is six and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:
     NAME           STREET AND POST OFFICE ADDRESS
D. R. Sanderson, Sr.     208 Beacon Street, Laurel, Mississippi 39440
Joe Frank Sanderson      208 Beacon Street, Laurel, Mississippi 39440
D. R. Sanderson, Jr.     208 Beacon Street, Laurel, Mississippi 39440
J. Odell Johnson         208 Beacon Street, Laurel, Mississippi 39440
Wyatt J. Davis, Jr.      208 Beacon Street, Laurel, Mississippi 39440
Thomas R. Ward           Broadmoor Mart, Meridian, Mississippi 39301
     EIGHTH:   The name and post office address of each incorporator
is:
     NAME           STREET AND POST OFFICE ADDRESS
Joe Frank Sanderson 208 Beacon Street, Laurel, Mississippi 39440


Wyatt J. Davis, Jr. 208 Beacon Street, Laurel, Mississippi 39440
     Dated October 19, 1978.

                              /s/ Joe Frank Sanderson
                              JOE FRANK SANDERSON

                              /s/ Wyatt J. Davis, Jr.
                              WYATT J. DAVIS, JR.




                              ACKNOWLEDGMENT

STATE OF MISSISSIPPI
COUNTY OF JONES
     This day personally appeared before me, the undersigned authority, JOE FRANK SANDERSON and WYATT J. DAVIS, Incorporators of the corporation known as the SANDERSON FARMS, INC., who acknowledged that they signed and executed the above and foregoing Articles of Incorporation as their act and deed on this the 19th day of October, 1978.

                              /s/ Barbara C. Robinson
                              NOTARY PUBLIC

My Commission Expires:

September 22, 1981
(NOTARIAL SEAL)

                            ARTICLES OF AMENDMENT
                                  TO THE
                         ARTICLES OF INCORPORATION
                                    OF
                           SANDERSON FARMS, INC.
                          [Filed March 23, 1987]

     Pursuant to the provisions of Section 61 of the Mississippi Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:
     FIRST:    The name of this corporation is SANDERSON FARMS, INC.
     SECOND:   The following amendment of the Articles of
Incorporation was adopted by the shareholders of the corporation on March 23, 1987, in the manner prescribed by the Mississippi Business Corporation Act:
     Present Article FOURTH is hereby deleted in its entirety and new Article FOURTH is inserted to read:
           FOURTH:
           Section 1. The aggregate number of shares which the corporation is authorized to issue is thirty million (30,000,000), divided into two classes. The designation of each class, the number of shares of each class and the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value, are as follows:
                                                PAR VALUE PER
                                                SHARE OR STATEMENT
NUMBER OF                       SERIES          THAT SHARES ARE
 SHARES            CLASS        (IF ANY)        WITHOUT PAR VALUE

25,000,000          Common         None                $1.00

 5,000,000          Preferred      To be fixed and     $1.00
                                   determined by
                                   Board of Directors
                                   upon issuance

           Section 2. The shares of preferred stock authorized by these Articles of Incorporation shall have no voting rights except as may otherwise be required by applicable law.
           Section 3. The Board of Directors of the corporation shall have the authority to establish one or more series of the preferred stock authorized by these Articles of Incorporation and to fix, with respect to each such series; the rate of dividend; whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption; the amount payable upon shares in the event of voluntary or involuntary liquidation; sinking fund provisions, if any, for the redemption or purchase of shares; and the terms and conditions, if any, on which shares may be converted.
           Section 4. No amendment to the Articles of Incorporation of the corporation that would have the effect of reducing the number of authorized shares of Common Stock or Preferred Stock or would reduce the authority of the Board of Directors to fix terms or conditions relating to any series of Preferred Stock, or would have the effect of modifying the terms or conditions relating to any series of Preferred Stock, once established by the Board of Directors, shall be adopted unless such amendment shall receive the affirmative vote of at least 75% of the total number of shares of Common Stock outstanding; provided that this Section 4 shall not apply to, and such 75% vote shall not be required for, any such amendment recommended to the stockholders by the vote of at least two-thirds of the full Board of Directors of the corporation at a time when no person, corporation or other entity, either singly or together with its affiliates and associates (as such terms are defined in Rule 12b-2 of the General Rules and
     Regulations under the Securities Exchange Act of 1934), other than the Sanderson Family (as defined hereinbelow), is the beneficial owner, directly or indirectly, of more than 25% of the outstanding shares of stock of the corporation entitled to vote in elections of directors.  For purposes hereof, the  Sanderson Family  means the children and grandchildren of D. R. Sanderson and Wilma W. Sanderson and the spouses of such children, but not the spouses of such grandchildren.
     THIRD:    The number of shares of the corporation outstanding at
the time of such adoption was 1,205,061; and the number of shares entitled to vote thereon was 1,205,061.
     FOURTH:   The designation and number of outstanding shares of
each class entitled to vote thereon as a class were as follows:
                                   NONE
     FIFTH:    The number of shares voted for such amendment was
1,151,347; and the number of shares voted against such amendment was zero.
     SIXTH:    The number of shares of each class entitled to vote
thereon as a class voted for and against such amendment, respectively, was:
                                   NONE
     SEVENTH:  The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:
                                 NO CHANGE
     EIGHTH:   The manner in which such amendment effects a change in
the amount of stated capital, and the amount of stated capital
(expressed in dollars) as changed by such amendment, are as follows:
                                 NO CHANGE
     Dated:    March 23, 1987.
                              SANDERSON FARMS, INC.

                              BY:/s/ J. Odell Johnson
                                   Its President


                              BY:/s/ Wyatt J. Davis, Jr.
                                   Its Secretary



STATE OF MISSISSIPPI
COUNTY OF JONES
     I, Peggy Y. McKee, a notary public, do hereby certify that on this 23 day of March, 1987, personally appeared before me J. ODELL JOHNSON, who, being by me first duly sworn, declared that he is the President of SANDERSON FARMS, INC., that he executed the foregoing document as President of the Corporation, and that the statements therein contained are true.

                              /s/ Peggy Y. McKee
                              NOTARY PUBLIC

My Commission Expires:
 April 23, 1989

                          ARTICLES OF AMENDMENT     [Filed April 21, 1989]
                         (Attach conformed copy.)
                           Profit                   Nonprofit
                          (Mark appropriate box)
     The undersigned corporation, pursuant to Section 79-4-10.06 (if a profit corporation) or Section 79-11-305 (if a nonprofit corporation) of the Mississippi Code of 1972, hereby executes the following document and sets forth:

1.   The name of the corporation is: SANDERSON FARMS, INC.

2.   Set forth the text of each amendment adopted.  (Attach page.)

3. If a profit amendment provides for an exchange, reclassification, or cancellation of issued shares, set forth the provisions for implementing the amendment if they are not contained in the amendment itself. (Attach page.)

4.   The amendment(s) was (were) adopted: April 21, 1989
                          FOR PROFIT CORPORATION
     (a)  adopted by   the incorporators X directors without
          shareholder action and shareholder action was not required. (Check appropriate box.)
                         FOR NONPROFIT CORPORATION
     (b)  adopted by   board of directors   incorporators without
          member action and member action was not required. (Check appropriate box.)
                          FOR PROFIT CORPORATIONS
5.   If the amendment was approved by shareholders:
     (a) The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment, and the number of votes of each voting group indisputably represented at the meeting was:

          No. outstanding     No. of votes   No. of votes
          Designation         shares         entitled to be cast
                                             indisputably
                                             represented
          Common         9,075,427           9,075,427


     (b) Either the total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment was:
                          Total no. of      Total no. of
          Voting group   votes cast FOR     votes cast AGAINST
          _______________ _______________   _____________
          _______________ _______________   _____________
          or the total number of undisputed votes cast for the amendment by each voting group was:
                                   Total no. of undisputed
                    Voting group   votes cast FOR the plan
                    Common              7,376,128
          and the number cast for the amendment by each voting group was sufficient for approval by that voting group.
                        FOR NONPROFIT CORPORATIONS
6.   If the amendment was approved by the members:
     (a) The designation, number of memberships outstanding, number of votes entitled to be cast by each class entitled to vote separately on the amendment, and number of votes of each class indisputably represented at the meeting was:

          No. memberships     No. of votes     No. of votes
          Designation         outstanding      entitled to be cast
                                               indisputably represented
          _______________     _______________     _______________

          _______________     _______________     _______________

     (b)  Either
          (i) the total number of votes cast for and against the amendment by each class entitled to vote separately on the amendment was:
                              Total no. of            Total no. of
                               votes cast             votes cast
               Voting class   FOR the amendment       AGAINST the
                                                      amendment
               _______________     _______________     _______________
               _______________     _______________     _______________
          or
          (ii) the total number of undisputed votes cast for the amendment by each class was:
                                              Total no. of
                                              undisputed votes
                                              cast
                         Voting group         FOR the amendment
                         _______________          _______________
                         _______________          _______________
and the number cast for the amendment by each class was sufficient for approval by that voting group.

BY: Joe Frank Sanderson, Chairman            /s/ Joe Frank Sanderson

                      CERTIFICATE OF DESIGNATIONS

                                    of

               SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                    of

                           SANDERSON FARMS, INC.

                   (Pursuant to Section 79-4-6.02 of the
                   Mississippi Business Corporation Law)


     Sanderson Farms, Inc., a Mississippi corporation (the
 Corporation ), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by
Section 79-4-6.02 of the Business Corporation Law at a meeting duly called and held on April 21, 1989:

     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (the Board of Directors or the Board ) in accordance with the provisions of the Articles of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, par value $100.00 per share (the Preferred Stock ), of the Corporation and hereby states the designation and number of shares, and fixes the preferences, limitations, and relative rights thereof as follows:

              Series A Junior Participating Preferred Stock:

     Section 8. Designation and Amount. The shares of such series shall be designated as Series A Junior Participating Preferred Stock (the Series A Preferred Stock ) and the number of shares constituting the Series A Preferred Stock shall be 500,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

     Section 9.     Dividends and Distributions.

     (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $1.00 per share (the Common Stock ), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a Quarterly Dividend Payment Date ), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this
Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     Section 10. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

     (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote for the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B)  Except as otherwise provided herein, in any other
Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation have general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 11.    Certain Restrictions.

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in
Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

          (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

          (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

          (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation would, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 12. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

     Section 13. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the provisio in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 14. Consolidation, Merger, etc. In case the corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 15. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

     Section 16.    Rank.     The Series A Preferred Stock shall rank, with
respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation s Preferred Stock.

     Section 17.    Amendment.     The Articles of Incorporation of the
Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

     IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its Chairman of the Board and attested by its Secretary this 21st day of April, 1989.


                    /s/ Joe Frank Sanderson
                     Joe Frank Sanderson, Chairman of the Board

Attest:


/s/ Wyatt J. Davis, Jr.
Secretary

                     ARTICLES OF AMENDMENT         [Filed April 25, 1989]

                         (Attach conformed copy.)
                           Profit                   Nonprofit
                          (Mark appropriate box)
     The undersigned corporation, pursuant to Section 79-4-10.06 (if a profit corporation) or Section 79-11-305 (if a nonprofit corporation) of the Mississippi Code of 1972, hereby executes the following document and sets forth:

1.   The name of the corporation is: SANDERSON FARMS, INC.

2.   Set forth the text of each amendment adopted.  (Attach page.)

3. If a profit amendment provides for an exchange, reclassification, or cancellation of issued shares, set forth the provisions for implementing the amendment if they are not contained in the amendment itself. (Attach page.)

4.   The amendment(s) was (were) adopted:
     April 21, 1989

                          FOR PROFIT CORPORATION
     (a)  adopted by   the incorporators

           directors without
          shareholder action and shareholder action was not required. (Check appropriate box.)
                         FOR NONPROFIT CORPORATION
     (b)  adopted by   board of directors   incorporators without
          member action and member action was not required. (Check appropriate box.)
                          FOR PROFIT CORPORATIONS
5.   If the amendment was approved by shareholders:
     (a) The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment, and the number of votes of each voting group indisputably represented at the meeting was:

          No. outstanding     No. of votes   No. of votes
          Designation         shares         entitled to be cast
                                             indisputably
                                             represented
          _______________     _______________     _______________


     (b) Either the total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment was:
                                 Total no. of           Total no. of
             Voting group        votes cast FOR         votes cast
                                                        AGAINST
             _______________     _______________       _______________
             _______________      ______________       _______________
          or the total number of undisputed votes cast for the amendment by each voting group was:
                                        Total no. of undisputed
                    Voting group        votes cast FOR the plan

                    _______________          _______________
                    _______________          _______________
          and the number cast for the amendment by each voting group was sufficient for approval by that voting group.
                        FOR NONPROFIT CORPORATIONS
6.   If the amendment was approved by the members:
     (a) The designation, number of memberships outstanding, number of votes entitled to be cast by each class entitled to vote separately on the amendment, and number of votes of each class indisputably represented at the meeting was:

          No. memberships   No. of votes      No. of votes
          Designation       outstanding       entitled to be cast
                                              indisputably represented
          _______________     _______________     _______________
            _______________   _______________     _______________

     (b)  Either
          (i) the total number of votes cast for and against the amendment by each class entitled to vote separately on the amendment was:
                          Total no. of  Total no. of
                              votes cast        votes cast
          Voting class      FOR the amendment     AGAINST the
                                                amendment
          _______________     _______________     _______________
          _______________     _______________     _______________
          or
          (ii) the total number of undisputed votes cast for the amendment by each class was:
                                             Total no. of
                                             undisputed votes
                                                      cast
                         Voting group        FOR the amendment
                         _______________          _______________
                         _______________          _______________
and the number cast for the amendment by each class was sufficient for approval by that voting group.

BY: Joe Frank Sanderson, Chairman            /s/ Joe Frank Sanderson

                            AMENDMENTS TO THE
                         ARTICLES OF INCORPORATION
                                    OF
                           SANDERSON FARMS, INC.

     Pursuant to the provisions of Section 10.06 of the Mississippi Business Corporation Act, the undersigned corporation hereby amends its Articles of Incorporation as follows:
          18. Present Article SECOND is hereby deleted in its entirety and new Article SECOND is inserted to read:
           SECOND: The period of its duration is perpetual.
          19. Present Article FOURTH is hereby deleted in its entirety and new Article FOURTH is inserted to read:
           FOURTH:
           Section 1. The aggregate number of shares which the corporation is authorized to issue is one hundred five million (105,000,000), divided into two classes. The designation of each class, the number of shares of each class and the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value, are as follows:


                                          PAR VALUE PER
                                          SHARE OR STATEMENT
NUMBER OF                   SERIES        THAT SHARES ARE
  SHARES       CLASS       (IF ANY)       WITHOUT PAR VALUE

100,000,000   Common         None            $1.00

5,000,000    Preferred   To be determined    To be determined
                         by the Board of     by the Board of
                         Directors before    Directors before
                         issuance       issuance

           Section 2. The Board of Directors of the corporation shall have the authority to establish one or more series of the Preferred Stock authorized by these Articles of Incorporation and to determine, in whole or in part, the preferences, limitations and relative rights (within the limits set forth in Section 79-4-6.01, Mississippi Code 1972, as amended) of (a) the Preferred
     Stock before the issuance thereof, or (b) one or more series of the Preferred Stock before the issuance of any shares of that series.

           Section 3. No amendment to the Articles of Incorporation of the corporation that would have the effect of reducing the number of authorized shares of Common Stock or Preferred Stock or would reduce the authority of the Board of Directors to fix terms or conditions relating to any series of Preferred Stock, or would have the effect of modifying the terms or conditions relating to any series of Preferred Stock, once established by the Board of Directors, shall be adopted unless such amendment shall receive the affirmative vote of at least 75% of the total number of shares of Common Stock outstanding (in addition to and not in lieu of, any other vote required under the Mississippi Business Corporation
     Act); provided that this Section 3 shall not apply to, and such 75% vote shall not be required for, any such amendment recommended to the stockholders in advance of adoption by the vote of at least two-thirds of the full Board of Directors of the corporation at a time when no person, corporation or other entity beneficially owns (for which purpose the definition of beneficial ownership set forth in Article NINTH on the date on which this Article FOURTH becomes effective (without regard to any amendments to Article NINTH, unless specifically incorporated into this Article FOURTH) shall apply, but without regard to Paragraph 4 of Section B thereof) 20% or more of the outstanding shares of Common Stock of the corporation or 20% or more of the total voting power of the corporation entitled to vote with respect to such amendment.

     20. Present Articles SEVENTH is hereby deleted in its entirety and new Article SEVENTH is inserted to read:
           SEVENTH:

           Section 1. The number of directors constituting the Board of Directors shall be fixed by the Board of Directors in the By-laws and may be changed by it from time to time.

           Section 2. The terms of directors of the corporation shall be staggered by dividing the total number of directors into three classes, with each class containing one-third, or as close to one-third as possible, of the total. With respect to directors who are elected at the first annual stockholders meeting where a classified Board of Directors is elected, the terms of directors in the first class shall expire at the first annual stockholders meeting after their election, the terms of the second class shall expire at the second annual stockholders meeting after their election, and the terms of the third class shall expire at the third annual stockholders meeting after their election. At each annual stockholders meeting held after such first meeting, directors shall be chosen for a term of three years to succeed those whose terms expire.

           Section 3. Directors shall be elected at each annual meeting or at any special meeting of stockholders called for that purpose by the affirmative vote of a majority, and not a plurality, of the shares entitled to vote and represented, in person or by proxy, at such meeting at which a quorum is present. There shall be no cumulative voting.

           Section 4. No amendment to this Article SEVENTH shall have the effect of shortening any term of office that commenced prior to the adoption of such amendment, unless such amendment specifically provides that it has that effect and is recommended to the stockholders in advance of adoption by the vote of at least two-thirds of the full Board of Directors of the corporation at a time when no person, corporation or other entity beneficially owns (for which purpose the definition of beneficial ownership set forth in Article NINTH on the date on which this Article SEVENTH becomes effective (without regard to any amendments to Article NINTH, unless specifically incorporated into this Article SEVENTH) shall apply, but without regard to paragraph 4 of Section B thereof) 20% or more of the outstanding shares of Common Stock of the corporation or 20% or more of the total voting power of the corporation entitled to vote with respect to such amendment.

     21.  New Article NINTH is hereby added to read:

           NINTH:   The provisions of the Mississippi Shareholder
     Protection Act, Sections 79-25-1 through 79-25-9, Mississippi Code 1972 Annotated (the Act ), without regard to any future amendments thereto but with the modifications set forth below, shall apply to this corporation as if the corporation was a Corporation as defined in the Act. The following modifications shall apply:

           A. The 80% vote required by Section 79-25-5(a) of the Act shall not apply, and the only vote required by this Article NINTH shall be the two-thirds vote required by Section 79-25-5(b).

           B. The term Beneficial Owner is defined as follows for all purposes of this Article NINTH rather than as it is defined in
     Section 79-25-3(d) of the Act.

                1. Beneficial Owner , when used with respect to any voting stock, means any person (i) that, individually or with any of its affiliates or associates, beneficially owns voting stock, directly or indirectly; or (ii) that, individually or with any of its affiliates or associates, has: (A) the right to acquire voting stock (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the Beneficial Owner of, or to beneficially own, voting stock tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person s Affiliates or Associates until such tendered voting stock is accepted for purchase or exchange; or (B) the right to vote voting stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the Beneficial Owner of, or to beneficially own, any voting stock if the agreement, arrangement or understanding to vote such stock (1) arises solely from a revocable proxy or consent given to such person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and (2) is not also then reportable on Schedule 13D under that Act (or any comparable or successor report); or
          (iii) that has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting, exercising investment power over, or disposing of voting stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such shares of voting stock.

                2. Notwithstanding anything in this definition of beneficial ownership to the contrary, the phrase then outstanding, when used with reference to a person s beneficial ownership of voting stock of the corporation, shall mean the number of such voting stock not then actually issued and outstanding which such person would be deemed to own beneficially hereunder.

                3. Further notwithstanding the foregoing, in determining as of any particular time whether any member of the Sanderson Family (as such term is defined in paragraph 5 hereof) beneficially owns voting stock of the corporation, such member shall not be considered to be the beneficial owner of any share that constitutes a Family Share (as herein defined) at that time, even if such share would, in the absence of this paragraph, be deemed to be beneficially owned by such member. A Family Share is a share that meets the description set forth in any of clauses (i) through (iv) below and that, at the time as of which a determination of beneficial ownership is to be made, continues to be a Family Share pursuant to the provisions that follow those clauses.
          A share is initially a Family Share if: (i) on the date this Article NINTH becomes effective ( Effective Date ), all or substantially all of the economic benefit of owning such share is enjoyed by one or more members of the Sanderson Family; or (ii) such share is distributed after the Effective Date with respect to a share that is a Family
          Share on the date of such distribution, in connection with any stock dividend, stock split, recapitalization or similar transaction affecting all shares of the same class or series as the share with respect to which such distributed share is distributed; or (iii) such share is issued after the Effective Date upon exercise of any warrant, right or option that is distributed with respect to a share that is a Family Share on the date of such distribution, provided that such distribution is made to all holders of shares of the same class or series as the share with respect to which such warrant, right or option is distributed, and further provided that at all times after such distribution of such warrant, right or option through the date of issuance of the share all or substantially all of the economic benefit of ownership of such warrant, right or option continues to be enjoyed, without interruption, by any one or more members of the Sanderson Family (regardless of any transfer of economic enjoyment from any such member to any other such member); or
          (iv) all or substantially all of the economic benefit of ownership of such share is acquired at any time by a member of the Sanderson Family pursuant to the Employee Stock Ownership Plan and Trust Agreement of Sanderson Farms, Inc. and Affiliates (the ESOP ) or pursuant to any employee benefit plan of the Company approved by the Board of Directors, and which is available without discrimination either to all employees or all key employees of the corporation. A share that is a Family Share initially, in accordance with the preceding sentence, continues to be a
           Family Share thereafter only for so long as all or substantially all of the economic benefit of ownership continues, without interruption, to be enjoyed by any one or more members of the Sanderson Family (regardless of any transfer of economic benefit from any such member to any other such member). A share ceases to be a Family Share if all or substantially all of the economic benefit of ownership is transferred to, or becomes held by, a person who or which is not a member of the Sanderson Family. Once a share ceases to be a Family Share it does not thereafter become a Family Share even if the economic benefit of its ownership is reacquired by a member of the Sanderson Family, unless such reacquisition is pursuant to a distribution or exercise of the type described in clause (ii) or (iii) above, or is from the ESOP or any employee benefit plan of the type described in clause (iv) above. For all purposes of determining whether a share is or remains a Family Share, shares shall not be considered to be fungible. The economic benefit of ownership of a share is deemed to be enjoyed by the person or persons who are the principal beneficiaries of dividends and other distributions made with respect to such share and of the proceeds of any sale of such share. The beneficiary of a trust, and not the trustee, enjoys the economic benefit of a share owned by the trust. Similarly, the participant in any employee benefit plan that owns a share allocated to that participant, and not the trustee or plan administrator, enjoys the economic benefit of ownership of that share. The economic benefit of a share held by a corporation is enjoyed by that corporation and not by its shareholders.

                4. Solely for the purposes of this Article NINTH, notwithstanding the foregoing, all shares which would, but for the special provisions set forth in paragraph 3 hereof, be deemed to be beneficially owned by such member of the Sanderson Family (without regard to manner or time of acquisition) shall be deemed beneficially owned by such member (i) for purposes of receiving payment for shares held by such member from an Interested Shareholder in a business combination pursuant to the terms of the Act; or (ii) after such time as such member is, in accordance with the above rules for determining beneficial ownership, deemed to be an Interested Shareholder pursuant to the Act and this Article NINTH.

                5. Voting stock that, pursuant to the foregoing, is not deemed beneficially owned by a member of the Sanderson Family shall nevertheless be considered to be outstanding shares for purposes of calculating beneficial ownership percentages by such member of shares that are deemed beneficially owned by such member, and for purposes of calculating beneficial ownership of other persons. For purposes of this Article NINTH, Sanderson Family shall mean the children and grandchildren of D. R. Sanderson and Wilma
          W. Sanderson and the spouses of such children, but not the spouses of such grandchildren and shall also mean the estate of any of the foregoing persons.

           C. The supermajority vote required by the Act shall not apply to a business combination which has been approved by at least two-thirds of the Continuing Directors, and not by 80% of the Continuing Directors as provided in Section 79-25-7(c) of the Act.

           D. No amendment to this Article NINTH shall apply to any Business Combination with an Interested Shareholder who was an Interested Shareholder either on the date on which such amendment is proposed by the Board of Directors, or on the date on which such amendment is approved by the stockholders, unless such amendment (i) shall have been recommended to the stockholders in advance of adoption by the vote of at least two-thirds of the full Board of Directors of the corporation at a time when no person, corporation or other entity beneficially owns 20% or more of the outstanding shares of Common Stock of the corporation or 20% or more of the total voting power of the corporation entitled to vote with respect to such amendment, or (ii) is approved by at least two-thirds of the Continuing Directors.

     22.  New Article TENTH is hereby added to read:

           TENTH:   Any amendment to Articles SEVENTH, NINTH, TENTH,
     TWELFTH or THIRTEENTH of these Articles of Incorporation shall require the affirmative vote of at least two-thirds of the total number of shares of Common Stock outstanding (in addition to, and not in lieu of, any other vote required under the Mississippi Business Corporation Act); provided that such two-thirds vote shall not be required for any such amendment which is recommended to the stockholders in advance of adoption by the vote of at least two-thirds of the full Board of Directors of the corporation at a time when no person, corporation or other entity beneficially owns (for which purpose the definition of beneficial ownership set forth in Article NINTH on the date on which this Article TENTH becomes effective (without regard to any amendments to Article NINTH, unless specifically incorporated into this Article TENTH) shall apply, but without regard to paragraph 4 of Section B thereof) 20 % or more of the outstanding shares of Common Stock of the corporation or 20% or more of the total voting power of the corporation entitled to vote with respect to such amendment.

     23.  New Article ELEVENTH is hereby added to read:

           ELEVENTH:     The Board of Directors is authorized to adopt,
     and amend from time to time, a By-law that increases, over the percentage otherwise required by the Mississippi Business Corporation Act, the percentage ownership of all of the votes entitled to be cast on the issue to be considered at a special meeting that is necessary to call a special meeting of stockholders, and the percentage set forth in such By-law shall be deemed to be set forth herein.

     24.  New Article TWELFTH is hereby added to read:

           TWELFTH: Any merger, consolidation, share exchange, combination of shares, sale of substantially all of the corporation s assets other than in the regular course of business or adoption of a plan of dissolution of the corporation shall require the affirmative vote of at least two-thirds of the total Common Stock outstanding and the affirmative vote of at least two-thirds of all of the votes entitled to be cast on such transaction by each voting group entitled to vote separately thereon.

     25.  New Article THIRTEENTH is hereby added to read:

           THIRTEENTH:   Any director of the corporation elected or
     appointed by the stockholders of the corporation or by its Board of Directors may be removed only by the vote of not less than two-thirds of the total outstanding Common Stock. Any vacancy on the Board of Directors resulting from the removal of a director as provided in this Article THIRTEENTH shall be filled by the stockholders; provided that, if the stockholders fail to fill any such vacancy within 90 days of the date that the director was removed, then the Board of Directors may fill such vacancy. No amendment hereto shall apply during any term of office that commenced prior to such amendment, unless such amendment specifically provides that it shall apply during any such term of office and is recommended to the stockholders in advance of adoption by the vote of at least two-thirds of the full Board of Directors of the corporation at a time when no person, corporation or other entity beneficially owns (for which purpose the definition of beneficial ownership set forth in Article NINTH on the date on which this Article THIRTEENTH becomes effective (without regard to any amendments to Article NINTH, unless specifically incorporated into this Article THIRTEENTH) shall apply, but without regard to paragraph 4 of Section B thereof) 20% or more of the outstanding shares of Common Stock of the corporation or 20% or more of the total voting power of the corporation entitled to vote with respect to such amendment. Notwithstanding the foregoing, this Article THIRTEENTH shall not apply to any Director elected by any class (other than Common Stock) or series which may be or become entitled to elect a director voting as a separate class or series, and the removal of such a director shall be governed by the provisions relating to that class or series.

     Dated:    April 21, 1989.

                              SANDERSON FARMS, INC.


                              BY:/s/ Joe Frank Sanderson
                                   CHAIRMAN


                              BY:/s/ Wyatt J. Davis, Jr.
                                   SECRETARY

                            ARTICLES OF
                              AMENDMENT    [Filed February 21, 1992]

                       (Attach conformed copy.)
                           Profit                   Nonprofit
                        (Mark appropriate box)
     The undersigned corporation, pursuant to Section 79-4-10.06 (if a profit corporation) or Section 79-11-305 (if a nonprofit corporation) of the Mississippi Code of 1972, hereby executes the following document and sets forth:

1.   The name of the corporation is: SANDERSON FARMS, INC.

2.   Set forth the text of each amendment adopted.  (Attach page.)

3. If a profit amendment provides for an exchange, reclassification, or cancellation of issued shares, set forth the provisions for implementing the amendment if they are not contained in the amendment itself.
     (Attach page.)

4.   The amendment(s) was (were) adopted: February 20, 1992
                        FOR PROFIT CORPORATION
     (a)  adopted by   the incorporators   directors without shareholder
          action and shareholder action was not required.  (Check
          appropriate box.)
                      FOR NONPROFIT CORPORATION
     (b)  adopted by   board of directors   incorporators without member
          action and member action was not required.  (Check appropriate box.)
                       FOR PROFIT CORPORATIONS
5.   If the amendment was approved by shareholders:
     (a) The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment, and the number of votes of each voting group indisputably represented at the meeting was:
                        No.                No.             NO.
                        outstanding        of votes        of votes
          Designation   shares entitled    to be cast      indisputably
                                                           represented
          Common       9,075,427           9,075,427        8,253,920



     (b) Either the total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment was:
                                   Total no. of   Total no. of
                    Voting group     votes cast FOR    votes cast AGAINST
                    _______________     _______________     _______________
                    _______________     _______________     _______________
          or the total number of undisputed votes cast for the amendment by each voting group was:
                                        Total no. of undisputed
                    Voting group         votes cast FOR the plan
                    Common              8,113,760
          and the number cast for the amendment by each voting group was sufficient for approval by that voting group.
                      FOR NONPROFIT CORPORATIONS
6.   If the amendment was approved by the members:
     (a) The designation, number of memberships outstanding, number of votes entitled to be cast by each class entitled to vote separately on the amendment, and number of votes of each class indisputably represented at the meeting was:

            No. memberships   No. of votes   No. of votes
          Designation         outstanding         entitled to be cast
                                              indisputably represented
          _______________     _______________     _______________
          _______________     _______________     _______________

     (b)  Either
          (i) the total number of votes cast for and against the amendment by each class entitled to vote separately on the amendment was:
                         Total no. of votes cast  Total no. of votes cast
               Voting class    FOR the amendment  AGAINST the amendment
               _______________     _______________     _______________
               _______________     _______________     _______________
          or
          (ii) the total number of undisputed votes cast for the amendment by each class was:
                                             Total no. of
                                             undisputed votes cast
                         Voting group        FOR the amendment
                         _______________          _______________
                         _______________          _______________
and the number cast for the amendment by each class was sufficient for approval by that voting group.


BY: Joe F. Sanderson, Jr., President    /s/ Joe F. Sanderson, Jr.
                          AMENDMENT TO THE

                        ARTICLES OF INCORPORATION

                                    OF

                           SANDERSON FARMS, INC.


     Pursuant to Section 79-4-10.06 of the Mississippi Code of 1972, as amended, more commonly referred to as Section 10.06 of the Mississippi Business Corporation Act, the undersigned corporation hereby amends its Articles of Incorporation as follows:
     26.  New Article FOURTEENTH is added to read:

           FOURTEENTH:

                A director of the corporation shall not be liable to the corporation or its shareholders for money damages for any action, or any failure to take any action, as a director, except for: (a) the amount of a financial benefit received by a director to which he is not entitled; (b) an intentional infliction of harm on the corporation or the shareholders; (c) a violation of Section 79-4-8.33 of the Mississippi Code of 1972, as amended, more commonly referred to as Section 8.33 of the Mississippi Business Corporation Act, as presently in effect or as amended thereafter, pertaining to liability for unlawful distributions; or (d) an intentional violation of criminal law. If Mississippi law is hereafter amended to authorize corporations to take corporate action further limiting or eliminating the personal liability of directors, then the liability of each director of the corporation shall be limited or eliminated to the full extent permitted by Mississippi law as so amended from time to time. Neither the amendment nor repeal of this Article, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     APPROVED BY A MAJORITY VOTE OF THE SHAREHOLDERS OF SANDERSON
FARMS, INC., ON FEBRUARY 20, 1992.
                              SANDERSON FARMS, INC.


                              BY:/s/ Joe F. Sanderson, Jr.
                                   President


                              BY:/s/ Wyatt J. Davis, Jr.
                                   Secretary

FOO12-Page 1 of 3   OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
               P. O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333
                              ARTICLES OF AMENDMENT

The undersigned person, pursuant to Section 79-4-10.06 (if a profit corporation) or Section 79-11-305 (if a nonprofit corporation) of the Mississippi code of 1972, hereby execute the following document and set forth:

1.   Type of Corporation

     _X_Profit      ___Nonprofit

2.   Name of Corporation

     Sanderson Farms, Inc.

3.   The future effective date is
     (Complete if applicable)    __________

4.   Set forth the text of each amendment adopted. (Attach page)

5. If an amendment for a business corporation provides for an exchange, reclassification, or cancellation of issued shares, set forth the provisions for implementing the amendment if they are not contained in the amendment itself. (Attach page)

6.   The amendment(s) was (were) adopted on

     February 27, 1997                       Date(s)

     FOR PROFIT CORPORATION (Check the appropriate box)

     Adopted by ____     the incorporators ____   directors without
                                                  shareholder action
                                                  and shareholder action
                                                  was not required.

     FOR NONPROFIT CORPORATION (Check the appropriate box)

     Adopted by ____     the incorporators   ____ board of directors without
                                                  member action and member
                                                  action was not required.

     FOR PROFIT CORPORATION

7.   If the amendment was approved by shareholders
     (a) The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment, and the number of votes of each voting group indisputably represented at the meeting were

     Designation   No. of outstanding   No. of votes   No. of votes
                   shares               entitled       indisputably
                                                       represented

     Common      14,363,080           14,363,080          13,613,272

FOO12-Page 2 of 3   OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
               P. O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333
                              ARTICLES OF AMENDMENT

     (b)  EITHER
          (i)the total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment was

     Voting group   Total no. of votes  Total no. of votes cast
                    cast FOR            AGAINST

     ___________         ____________        _____________

     ___________         ____________        _____________

     OR
          (ii)the total number of undistributed votes cast for the amendment by each voting group was


     Voting group   Total no. of undisputed votes cast FOR the plan

     Common         13,514,813

     ___________         ____________

     and the number of votes cast for the amendment by each voting group was sufficient for approval by that voting group.

     FOR NONPROFIT CORPORATION

8.   If the amendment was approved by the members
     (a) The designation, number of memberships outstanding, number of votes entitled to be cast by each class entitled to vote separately on the amendment, and the number of votes of each class indisputably represented at the meeting were

     Designation     No. of memberships  No. of votes entitled  No. of votes
                     outstanding         to be cast             indisputably
                                                                represented

     ___________       __________     __________             __________

     ___________    __________        __________             __________

FOO12-Page 3 of 3   OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
                 P. O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333
                              ARTICLES OF AMENDMENT

     (b)  EITHER
          (i)the total number of votes cast for and against the amendment by each class entitled to vote separately on the amendment was

     Voting class   Total no. of votes  Total no. of votes cast
                    cast FOR            AGAINST

     ___________         ____________        _________


      ___________       ____________            ___________

     OR

          (ii)the total number of undistributed votes cast for the amendment by each class was

     Voting class   Total no. of undisputed votes cast FOR the
                    amendment

     ___________         __________

     ___________         __________


     and the number of votes cast for the amendment by each voting group was sufficient for approval by that voting group.

     By:  Signature      /s/Joe F. Sanderson, Jr.

          Prined Name   Joe F. Sanderson, Jr.    Title  President

                        AMENDMENT TO THE

                    ARTICLES OF INCORPORATION

                               OF

                      SANDERSON FARMS, INC.


     Pursuant to Section 10.06 of the Mississippi Code of 1972, as amended, more commonly referred to as Section 10.06 of the Mississippi Business Corporation Act, the undersigned corporation hereby amends its Articles of Incorporation as follows:

     1.   New Article FIFTEENTH is inserted to read:

          "FIFTEENTH":

               "The Corporation may indemnify its directors and officers for liability (as defined in Section 79-4-8.50(5) of the Mississippi Code of 1972, as amended) to any person for any action taken, or any failure to take any action, as a director or officer, as the case may be, except liability for (a) receipt of a financial benefit to which he is not entitled, (b) an intentional infliction of harm on the Corporation or its shareholders, (c) violation of Section 79-4-8.33 of the Mississippi Code of 1972, as amended, or (d) an intentional violation of criminal law."

          APPROVED BY A MAJORITY VOTE OF THE SHAREHOLDERS

OF SANDERSON FARMS, INC., ON FEBRUARY 27, 1997.

                         SANDERSON FARMS, INC.



                         BY: /s/ Joe F. Sanderson, Jr., President
                                   JOE F. SANDERSON, JR., President

                         BY:/s/ James A. Grimes, Secretary
                              JAMES A. GRIMES, Secretary